Transcontinental Realty Investors, Inc. SC TO-T

Exhibit (a)(1)(E)

[FORM OF LETTER TO CLIENTS]

Offer To Purchase For Cash

Outstanding Shares of Common Stock

of

INCOME OPPORTUNITY REALTY INVESTORS, INC.

at

$18 Net Per Share

Pursuant to the Offer to Purchase dated December 16, 2024

by

TRANSCONTINENTAL REALTY INVESTORS, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 PM, LOCAL NEW YORK CITY TIME, ON _WEDNESDAY, JANUARY 15, 2025 UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION TIME”)

December 16, 2024

To Our Clients:

Enclosed for your consideration is the Offer to Purchase, dated December 16, 2024, (the “Offer to Purchase”), in connection with the offer (as may be amended and supplemented the “Offer” by Transcontinental Realty Investors, Inc. a Nevada corporation (the “Purchaser”), to purchase up to 100,000 of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Income Opportunity Realty Investors, Inc., a Nevada corporation (“IOR”) at a purchase price of $18 per Share, net to the seller in cash, without interest, less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

The Board of Directors of IOR has expressed no opinion on whether IOR Stockholders should ACCEPT THE OFFER AND TENDER THEIR SHARES IN THE OFFER.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase.

Please note carefully the following:

1. The offer price for the Offer is $18 per Share, net to you in cash, without interest, less any applicable withholding taxes.

2. The Offer is being made for up to 100,000 of the outstanding Shares of IOR.

3. The Offer and withdrawal rights will expire at 5:00 pm, Local New York City time, on January 15, 2025 unless the Offer is extended or earlier terminated.

4. The Offer is conditioned upon, among other things, the Minimum Condition of at least 49,353 shares being validly tendered and not properly withdrawn a number of Shares beneficially owned by Purchaser and its Affiliate constitute at least 91% of the total number of then outstanding Shares. The Offer also is subject to other conditions as described in the Offer to Purchase Section 15 – “Conditions of the Offer.” There is no financing condition to the Offer.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Time.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

Outstanding Shares of Common Stock

of

INCOME OPPORTUNITY REALTY INVESTORS, INC.

at

$18 Net Per Share

Pursuant to the Offer to Purchase dated December 16, 2024

by

TRANSCONTINENTAL REALTY INVESTORS, INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 16, 2024, in connection with the offer (as each may be amended or supplemented, the “Offer”) by Transcontinental Realty Investors, Inc., a Nevada corporation (the “Purchaser”), to purchase up to 100,000 of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Income Opportunity Realty Investors, Inc., a Nevada corporation (“IOR”), at a purchase price of $18 per Share, net to the seller in cash, without interest, less any applicable withholding taxes upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to the Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended.

SIGN HERE
Number of Shares to be Tendered:

_______________________ Shares*	______________________________________________
Dated:___________________, 202__	Signature(s)

_______________________________________________
Printed Name(s)

Taxpayer Identification or Social Security Number___________________________ Account Number _______________	_______________________________________________
_______________________________________________ Address(es) _______________________________________________
(Zip Code) Area Code and Telephone Number __________________.

* Unless otherwise indicated, it will be assumed that all Shares held for the undersigned’s account are to be tendered.